Media Contact: Kaitlin Bitting Tierney Agency 215-790-4382 kbitting@tierneyagency.com	Company / Investor Contact: Marge Boccuti Manager, Investor Relations 610-832-7702 marge.boccuti@bdnreit.com

Brandywine Realty Trust Announces FFO per Diluted Share of $0.32 for the Fourth Quarter of 2011 and $1.39 for 2011; Maintains 2012 FFO Guidance Range at $1.35 to $1.41 per Diluted Share

Radnor, PA, February 8, 2012 - Brandywine Realty Trust (NYSE:BDN), a real estate investment trust focused on the ownership, management and development of Class A, urban and suburban office properties in the mid-Atlantic region and other select markets throughout the United States, today reported its financial and operating results for the three and twelve-month periods ended December 31, 2011.
“2011 was a year in which we exceeded our revenue targets, improved portfolio occupancy, completed our credit facility and term loan financings as well as created a joint venture investment platform in our Metro DC region with a high quality investment partner,” stated Gerard H. Sweeney, President and Chief Executive Officer of Brandywine Realty Trust. “Looking ahead to 2012, we are maintaining our previously announced guidance range as we are well positioned operationally and financially to execute our 2012 business plan.”
Financial Highlights - Fourth Quarter

▪
Net loss allocated to common shares totaled ($6.4 million) or ($0.05) per diluted share in the fourth quarter of 2011 compared to a net loss of ($7.0 million) or ($0.05) per diluted share in the fourth quarter of 2010.

▪
Funds from operations available to common shares and units (FFO) in the fourth quarter of 2011 totaled $47.4 million or $0.32 per diluted share compared to $47.9 million or $0.33 per diluted share in the fourth quarter of 2010. Our fourth quarter 2011 FFO payout ratio was 46.9% ($0.15 common share dividend paid / $0.32 FFO per share).

▪
In the fourth quarter of 2011, we incurred $20.2 million of revenue maintaining capital expenditures reflecting disbursements related to current and previously executed leases which along with other adjustments to FFO, resulted in $22.1 million of cash available for distribution (CAD) or $0.15 per diluted share compared to $26.5 million of CAD or $0.19 per diluted share in the fourth quarter of 2010 when we incurred $17.2 million of revenue maintaining capital expenditures. Our fourth quarter 2011 CAD payout ratio was 100.0% ($0.15 common share dividend paid / $0.15 CAD per share).

Financial Highlights - Full Year 2011

▪	Net loss allocated to common shares totaled ($13.0 million) or ($0.10) per diluted share in 2011 compared to a net loss of ($25.6 million) or ($0.19) per diluted share in 2010.

▪
FFO available to common shares and units in 2011 totaled $203.4 million or $1.39 per diluted share compared to $185.8 million or $1.36 per diluted share in 2010. Our FFO payout ratio for 2011 was 43.2% ($0.60 common share dividend paid / $1.39 FFO per share).

▪
For the year ended December 31, 2011, we incurred $94.6 million of revenue maintaining capital expenditures which along with our other adjustments to FFO, resulted in $78.0 million of CAD or $0.55 per diluted share compared to $122.6 million of CAD or $0.92 per diluted share for the year ended December 31, 2010 when we incurred $50.5 million of revenue maintaining capital expenditures. Our CAD payout ratio for 2011 was 109.1% ($0.60 common share dividend paid / $0.55 CAD per share). We excluded a portion of the 7.1 million partnership units issued in the previously disclosed Three Logan Square acquisition from the CAD share/unit count because they did not receive or accrue distributions until August 5, 2011, the one-year anniversary of the associated transaction. We also excluded the third quarter 2011 $12.0 million historic tax credit income recognition from the CAD calculations due to its non-cash nature.

555 East Lancaster Avenue, Suite 100; Radnor, PA 19087	Phone: (610) 325-5600 • Fax: (610) 325-5622

Portfolio Highlights

▪
In the fourth quarter of 2011, our net operating income (NOI) excluding termination revenues and other income items increased 0.5% on a GAAP basis and 0.2% on a cash basis for our 227 same store properties which were 86.6% and 85.5% occupied on December 31, 2011 and December 31, 2010, respectively.

▪
During the fourth quarter of 2011, we commenced occupancy on 905,391 square feet of total leasing activity including 290,058 square feet of renewals, 555,644 square feet of new leases and 59,689 square feet of tenant expansions. We have an additional 763,321 square feet of executed new leasing scheduled to commence subsequent to December 31, 2011.

▪
During the fourth quarter of 2011, we achieved a 55.7% tenant retention ratio in our core portfolio with positive net absorption of 277,949 square feet. During the fourth quarter of 2011, we experienced a 0.2% decrease on our renewal rental rates and a 0.1% increase on our new lease/expansion rental rates, both on a GAAP basis. For all of 2011, we achieved a 65.2% tenant retention ratio.

▪	At December 31, 2011, our core portfolio of 232 properties comprising 25.2 million square feet was 86.5% occupied and 89.5% leased (reflecting new leases commencing after December 31, 2011).

Investment Highlights

▪
During the fourth quarter of 2011, we completed the disposition of three office properties - 442 Creamery Way in Exton, PA and Lake Center II and Five Greentree Center, both in Marlton, NJ - and one land parcel in Dallas, TX for aggregate proceeds of $30.8 million, bringing total 2011 disposition activity to $36.7 million. We used the net proceeds from these sales to reduce outstanding indebtedness under our revolving credit facility and for general corporate purposes.

▪
During the fourth quarter of 2011, we closed on the previously disclosed formation of a 50/50 joint venture arrangement encompassing three of our properties - 3130 and 3141 Fairview Park Drive in Falls Church, VA and 7101 Wisconsin Avenue in Bethesda, MD - realizing $120.1 million of net proceeds from the formation and related financings which we used to reduce outstanding indebtedness under our revolving credit facility and for general corporate purposes.

Capital Markets Highlights

▪
During the fourth quarter of 2011, we repurchased $22.1 million of our 2012 and 2015 unsecured notes in a series of open-market transactions and incurred a ($2.2 million) loss on the early extinguishment of debt. We funded these repurchases with available corporate funds and with draws on our unsecured revolving credit facility.

▪
During the fourth quarter of 2011, holders of $59.5 million of our 3.875% exchangeable notes due 2026 exercised their right to cause us to redeem their notes at par plus accrued and unpaid interest and we retired the remaining $0.4 million balance via an optional redemption process. We funded the retirement of this note with available corporate funds and draws on our revolving credit facility.

▪
At December 31, 2011, our net debt to gross assets measured 44.3% and we had $275.5 million outstanding on our $600 million unsecured revolving credit facility with $322.0 million available for use and drawdown.

▪
For the quarter ended December 31, 2011, we achieved a 2.6 EBITDA to interest coverage ratio and a 7.4 ratio of net debt to annualized quarterly EBITDA based on consolidated EBITDA excluding non-recurring items, and inclusive of our pro rata share of unconsolidated EBITDA, interest and net debt.

▪
Subsequent to quarter end and as previously disclosed, we closed on a new $600.0 million four-year unsecured revolving credit facility and on $600.0 million of unsecured term loans. We used the net proceeds of the term loans to retire the $297.0 million balance on our prior $600.0 million unsecured revolving credit facility and the $37.5 million remaining balance on our existing $183.0 million term loan, both of which had been scheduled to mature on June 29, 2012 and are now terminated. Following the payment of the aforementioned balances, transaction costs and related expenses, the remaining net proceeds of approximately $256.9 million was invested in short-term investments and is available to retire the current $151.2 million balance of the Company's 5.75% unsecured notes at their maturity on April 1, 2012 and for general corporate purposes. There is currently no outstanding balance on our new $600.0 million revolving credit facility.

Distributions
On December 13, 2011, our Board of Trustees declared a quarterly dividend distribution of $0.15 per common share that was paid in the first quarter on January 19, 2012 to shareholders of record as of January 5, 2012. Our Board also declared regular quarterly dividend distributions of $0.46875 per 7.50% Series C Cumulative Redeemable Preferred Share and $0.460938 per 7.375% Series D Cumulative Redeemable Preferred Share that were paid on January 17, 2012 to holders of record as of December 30, 2011 of the Series C and Series D Preferred Shares, respectively.
2012 Earnings and FFO Guidance
Based on current plans and assumptions and subject to the risks and uncertainties more fully described in our Securities and Exchange Commission filings, we are maintaining our previously issued guidance for full year 2012 FFO per diluted share to be in a range of $1.35 to $1.41. This guidance is provided for informational purposes and is subject to change. The following is a reconciliation of the calculation of 2012 FFO per diluted share and earnings per diluted share:

Guidance for 2012	Range or Value
Earnings (loss) per diluted share allocated to common shareholders	$(0.20)	to	$(0.14)
Plus: real estate depreciation and amortization	1.55		1.55

FFO per diluted share	$1.35	to	$1.41
Our 2012 FFO guidance does not include income arising from sales or impairments which may be taken in the future, and does not include any income from the sale of undepreciated real estate in accordance with our current practice. Our 2012 earnings and FFO per diluted share each reflect $0.08 per diluted share of net non-cash income attributable to the second of five annual recognitions of 20% of the total net benefit of the previously disclosed rehabilitation tax credit financing on the 30th Street Post Office. Other key assumptions include occupancy improving to 89.4% by year-end 2012, a (1.0%) decline - 2.0% increase (GAAP) in overall lease rates, a resulting 0.5 - 2.5% increase in 2012 same store NOI (GAAP), no additional capital markets activity, $80 million of asset sales occurring ratably during the year and 147.0 million fully diluted weighted average shares.
Non-GAAP Supplemental Financial Measures
We compute our financial results in accordance with generally accepted accounting principles (GAAP). Although FFO, NOI and CAD are non-GAAP financial measures, we believe that FFO, NOI and CAD calculations are helpful to shareholders and potential investors and are widely recognized measures of real estate investment trust performance. At the end of this press release, we have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measure.
Funds from Operations (FFO)
We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than us. NAREIT defines FFO as net income (loss) before non-controlling interests and excluding gains (losses) on sales of property and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after similar adjustments for unconsolidated joint ventures. Net income, the GAAP measure that we believe to be most directly comparable to FFO, includes depreciation and amortization expenses, gains or losses on property sales, extraordinary items and non-controlling interests. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release. FFO does not represent cash flow from operating activities (determined in accordance with GAAP) and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders.

Net Operating Income (NOI)
NOI is a non-GAAP financial measure equal to net income available to common shareholders, the most directly comparable GAAP financial measure, plus corporate general and administrative expense, depreciation and amortization, interest expense, non-controlling interests and losses from early extinguishment of debt, less interest income, development and management income, gains from property dispositions, gains on sale from discontinued operations, gains on early extinguishment of debt, income from discontinued operations, income from unconsolidated joint ventures and non-controlling interests. In some cases, we also present NOI on a cash basis, which is NOI after eliminating the effect of straight-lining of rent and deferred market intangible amortization. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income as an indication of our performance, or as an alternative to cash flow from operating activities as a measure of our liquidity or ability to make cash distributions to shareholders.
Cash Available for Distribution (CAD)
CAD is a non-GAAP financial measure that is not intended as an alternative to cash flow from operating activities as determined under GAAP. CAD is presented solely as a supplemental disclosure with respect to liquidity because we believe it provides useful information regarding our ability to fund our distributions. Because other companies do not necessarily calculate CAD the same way as we do, our presentation of CAD may not be comparable to similarly titled measures provided by other companies.
Revenue Maintaining Capital Expenditures
Revenue maintaining capital expenditures, a non-GAAP financial measure, are a component of our CAD calculation and represent the portion of capital expenditures required to maintain our current level of funds available for distribution. Revenue maintaining capital expenditures include current tenant improvement and allowance expenditures for all tenant spaces that have been owned for at least one year, and that were not vacant during the twelve-month period prior to the date that the tenant improvement or allowance expenditure was incurred. Revenue maintaining capital expenditures also include other expenditures intended to maintain our current revenue base. Accordingly, we exclude capital expenditures related to development and redevelopment projects, as well as certain projects at our core properties that are intended to attract prospective tenants in order to increase revenues and/or occupancy rates.
Fourth Quarter Earnings Call and Supplemental Information Package
We will host a conference call on Thursday, February 9, 2012 at 9:00 a.m. EST. The conference call can be accessed by calling 1-800-683-1525 and referencing conference ID #29829877. Beginning two hours after the conference call, a taped replay of the call can be accessed 24 hours a day through Thursday, February 23, 2012 by calling 1-855-859-2056 and providing access code 29829877. In addition, the conference call can be accessed via a webcast located on our website at www.brandywinerealty.com.
We have prepared a supplemental information package that includes financial results and operational statistics related to the fourth quarter earnings report. The supplemental information package is available in the “Investor Relations - Financial Reports” section of our website at www.brandywinerealty.com.
Looking Ahead - First Quarter 2012 Conference Call
We anticipate we will release our first quarter 2012 earnings on Wednesday, April 25, 2012, after the market close and will host our first quarter 2012 conference call on Thursday, April 26, 2012, at 9:00 a.m. EDT. We expect to issue a press release in advance of these events to reconfirm the dates and times and provide all related information.
About Brandywine Realty Trust
Brandywine Realty Trust is one of the largest, publicly traded, full-service, integrated real estate companies in the United States.  Organized as a real estate investment trust and operating in select markets, Brandywine owns, develops, manages and has ownership interests in a primarily Class A, suburban and urban office portfolio comprising 306 properties and 34.9 million square feet, including 232 properties and 25.3 million square feet owned on a consolidated basis and 52 properties and 6.5 million square feet in 18 unconsolidated real estate ventures. For more information, please visit www.brandywinerealty.com.

Forward-Looking Statements
Estimates of future earnings per share, FFO per share, common share dividend distributions and certain other statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our and our affiliates' actual results, performance, achievements or transactions to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others: our ability to lease vacant space and to renew or relet space under expiring leases at expected levels; competition with other real estate companies for tenants; the potential loss or bankruptcy of major tenants; interest rate levels; the availability of debt, equity or other financing; risks of acquisitions, dispositions and developments, including the cost of construction delays and cost overruns; unanticipated operating and capital costs; our ability to obtain adequate insurance, including coverage for terrorist acts; dependence upon certain geographic markets; and general and local economic and real estate conditions, including the extent and duration of adverse changes that affect the industries in which our tenants operate. Additional information on factors which could impact us and the forward-looking statements contained herein are included in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2010. We expect to file our Form 10-K for the year ended December 31, 2011 on or before March 1, 2012. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events except as required by law.

BRANDYWINE REALTY TRUST
CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,	December 31,
	2011	2010
	(unaudited)
ASSETS
Real estate investments:
Rental properties	$4,793,080	$4,834,111
Accumulated depreciation	(865,710)	(776,078)
	3,927,370	4,058,033
Construction-in-progress	25,083	33,322
Land inventory	109,008	110,055
	4,061,461	4,201,410

Cash and cash equivalents	410	16,565
Accounts receivable, net	14,718	16,009
Accrued rent receivable, net	108,101	95,541
Investment in real estate ventures	115,807	84,372
Deferred costs, net	115,362	106,117
Intangible assets, net	70,515	97,462
Notes receivable	18,186	18,205
Other assets	53,158	54,697

Total assets	$4,557,718	$4,690,378

LIABILITIES AND EQUITY
Mortgage notes payable, including premiums	$511,061	$711,789
Unsecured credit facility	275,500	183,000
Unsecured term loan	37,500	183,000
Unsecured senior notes, net of discounts	1,569,934	1,352,657
Accounts payable and accrued expenses	69,929	72,235
Distributions payable	23,895	22,623
Deferred income, gains and rent	99,569	121,552
Acquired lease intangibles, net	35,106	29,233
Other liabilities	45,528	36,515
Total liabilities	2,668,022	2,712,604

Brandywine Realty Trust's equity:
Preferred shares - Series C	20	20
Preferred shares - Series D	23	23
Common shares	1,424	1,343
Additional paid-in capital	2,776,197	2,671,217
Deferred compensation payable in common stock	5,631	5,774
Common shares in treasury	—	(3,074)
Common shares held in grantor trust	(5,631)	(5,774)
Cumulative earnings	477,338	483,439
Accumulated other comprehensive loss	(6,079)	(1,945)
Cumulative distributions	(1,392,332)	(1,301,521)
Total Brandywine Realty Trust's equity	1,856,591	1,849,502

Non-controlling interests	33,105	128,272
Total equity	1,889,696	1,977,774

Total liabilities and equity	$4,557,718	$4,690,378

BRANDYWINE REALTY TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Revenue
Rents	$120,715	$120,419	$480,600	$461,101
Tenant reimbursements	20,469	20,330	81,236	77,139
Termination fees	320	1,642	2,993	5,576
Third party management fees, labor reimbursement and leasing	3,022	2,537	11,536	11,830
Other	2,083	1,156	5,440	4,310
Total revenue	146,609	146,084	581,805	559,956

Operating Expenses
Property operating expenses	44,287	44,983	171,991	167,911
Real estate taxes	13,986	13,859	56,230	53,564
Third party management expenses	1,195	1,433	5,590	5,866
Depreciation and amortization	54,953	57,088	217,680	210,592
General & administrative expenses	6,291	4,808	24,602	23,306
Total operating expenses	120,712	122,171	476,093	461,239

Operating income	25,897	23,913	105,712	98,717

Other income (expense)
Interest income	428	668	1,813	3,222
Historic tax credit transaction income	—	—	12,026	—
Interest expense	(31,928)	(35,418)	(131,405)	(132,640)
Deferred financing costs	(1,147)	(1,070)	(4,991)	(3,770)
Equity in income of real estate ventures	1,036	1,949	3,775	5,305
Net gain on sale of interests in real estate	—	—	2,791	—
Net gain on sale of undepreciated real estate	45	—	45	—
Loss on real estate venture formation	(222)	—	(222)	—
Loss on early extinguishment of debt	(2,196)	(409)	(2,776)	(2,110)

Loss from continuing operations	(8,087)	(10,367)	(13,232)	(31,276)

Discontinued operations:
Income from discontinued operations	57	711	1,253	2,659
Net gain on disposition of discontinued operations	3,428	4,665	7,264	11,011
Total discontinued operations	3,485	5,376	8,517	13,670

Net loss	(4,602)	(4,991)	(4,715)	(17,606)

Net income from discontinued operations attributable to non-controlling interests - LP units	(219)	(110)	(332)	(288)
Net loss from continuing operations attributable to non-controlling interests - LP units	581	253	548	820
Net loss attributable to non-controlling interests	362	143	216	532

Net loss attributable to Brandywine Realty Trust	(4,240)	(4,848)	(4,499)	(17,074)
Preferred share dividends	(1,998)	(1,998)	(7,992)	(7,992)
Amount allocated to unvested restricted shareholders	(121)	(128)	(505)	(512)

Net loss attributable to common shareholders	$(6,359)	$(6,974)	$(12,996)	$(25,578)
PER SHARE DATA
Basic income (loss) per common share	$(0.05)	$(0.05)	$(0.10)	$(0.19)

Basic weighted-average shares outstanding	136,275,295	134,419,553	135,444,424	131,743,275

Diluted income (loss) per common share	$(0.05)	$(0.05)	$(0.10)	$(0.19)

Diluted weighted-average shares outstanding	136,275,295	134,419,553	135,444,424	131,743,275

BRANDYWINE REALTY TRUST
FUNDS FROM OPERATIONS AND CASH AVAILABLE FOR DISTRIBUTION
(unaudited, in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010

Reconciliation of Net Loss to Funds from Operations:
Net loss attributable to common shareholders	$(6,359)	$(6,974)	$(12,996)	$(25,578)

Add (deduct):
Net loss attributable to non-controlling interests - LP units	(581)	(253)	(548)	(819)
Amount allocated to unvested restricted shareholders	121	128	505	512
Net gain on sale of interests in real estate	—	—	(2,791)	—
Net gain on sale of undepreciated real estate	(45)	—	(45)	—
Loss on real estate venture formation	222	—	222	—
Net income from discontinued operations attributable to non-controlling interests - LP units	219	110	332	287
Net loss on disposition of discontinued operations	(3,428)	(4,665)	(7,264)	(11,011)

Depreciation and amortization:
Real property - continuing operations	42,158	42,571	167,347	158,494
Leasing costs (includes acquired intangibles) - continuing operations	12,588	14,273	49,286	50,889
Real property - discontinued operations	120	628	1,214	3,468
Leasing costs (includes acquired intangibles) - discontinued operations	24	110	217	717
Company's share of unconsolidated real estate ventures	2,628	2,305	9,181	10,038

Funds from operations	$47,667	$48,233	$204,660	$186,997
Funds from operations allocable to unvested restricted shareholders	(281)	(303)	(1,264)	(1,200)

Funds from operations available to common share and unit holders (FFO)	$47,386	$47,930	$203,396	$185,797

FFO per share - fully diluted	$0.32	$0.33	$1.39	$1.36

Weighted-average shares/units outstanding - fully diluted	146,166,050	145,705,703	146,299,625	136,909,622

Dividends paid per common share	$0.15	$0.15	$0.60	$0.60

Payout ratio of FFO (Dividends paid per common share divided / FFO per diluted share)	46.9%	45.5%	43.2%	44.1%

CASH AVAILABLE FOR DISTRIBUTION (CAD):
Funds from operations available to common share and unit holders	$47,386	$47,930	$203,396	$185,797

Add (deduct):
Rental income from straight-line rent, including discontinued operations	(5,373)	(4,526)	(20,298)	(13,705)
Deferred market rental income, including discontinued operations	(1,397)	(1,457)	(5,478)	(5,992)
Company's share of unconsolidated real estate ventures' straight-line and deferred market rent	(154)	87	(383)	493
Historic tax credit transaction income	—	—	(12,026)	—
Straight-line and deferred market ground rent expense activity	498	475	2,018	1,647
Stock-based compensation costs	1,107	1,061	4,869	4,816
Fair market value amortization - mortgage notes payable	91	(243)	(388)	(1,480)
Debt discount amortization - exchangeable notes	91	310	907	1,593
Sub-total certain non-cash items	(5,137)	(4,293)	(30,778)	(12,628)
Less: Revenue maintaining capital expenditures:
Building improvements	(561)	(2,041)	(4,418)	(4,532)
Tenant improvements	(14,432)	(10,502)	(64,679)	(29,065)
Lease commissions	(5,165)	(4,639)	(25,473)	(16,944)
Total revenue maintaining capital expenditures	(20,158)	(17,182)	(94,570)	(50,541)

Cash available for distribution	$22,091	$26,455	$78,048	$122,628

CAD per share - fully diluted	$0.15	$0.19	$0.55	$0.92

Weighted-average shares/units outstanding - fully diluted	146,166,050	145,705,703	146,299,625	136,909,622
Excluding 7,111,112 of partnership units which were not entitled to distributions until August 5, 2011	—	(7,111,112)	(4,208,220)	(2,902,892)
Adjusted Weighted-average shares/units outstanding - fully diluted	146,166,050	138,594,591	142,091,405	134,006,730

Dividends paid per common share	$0.15	$0.15	$0.60	$0.60

Payout ratio of CAD (Dividends paid per common share / CAD per diluted share)	100%	78.9%	109.1%	65.2%

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS - 4TH QUARTER
(unaudited and in thousands)

Of the 232 properties owned by the Company as of December 31, 2011, a total of 227 properties ("Same Store Properties") containing an aggregate of 24.9 million net rentable square feet were owned for the entire three-month periods ended December 31, 2011 and 2010. Average occupancy for the Same Store Properties was 86.2% during 2011 and 85.5% during 2010. The following table sets forth revenue and expense information for the Same Store Properties:

	Three Months Ended December 31,
	2011	2010

Revenue
Rents	$116,917	$117,962
Tenant reimbursements	20,063	20,157
Termination fees	320	1,642
Third party management fees, labor reimbursement and leasing	—	3
Other	705	624
	138,005	140,388

Operating expenses
Property operating expenses	44,668	46,329
Real estate taxes	13,546	13,449

Net operating income	$79,791	$80,610

Net operating income - percentage change over prior year	(1.0)%

Net operating income, excluding termination fees & other	$78,766	$78,344

Net operating income, excluding termination fees & other - percentage change over prior year	0.5%

Net operating income	$79,791	$80,610
Straight line rents	(4,956)	(4,454)
Above/below market rent amortization	(1,238)	(1,407)
Non-cash ground rent	498	475

Cash - Net operating income	$74,095	$75,224

Cash - Net operating income - percentage change over prior year	(1.5)%

Cash - Net operating income, excluding termination fees & other	$73,070	$72,958

Cash - Net operating income, excluding termination fees & other - percentage change over prior year	0.2%

The following table is a reconciliation of Net Income to Same Store net operating income:

	Three Months Ended December 31,
	2011	2010

Net loss	$(4,602)	$(4,991)
Add/(deduct):
Interest income	(428)	(668)
Interest expense	31,928	35,418
Deferred financing costs	1,147	1,070
Equity in income of real estate ventures	(1,036)	(1,949)
Depreciation and amortization	54,953	57,088
Net gain on sale of undepreciated real estate	(45)	—
Loss on real estate venture formation	222	—
Loss on early extinguishment of debt	2,196	409
General & administrative expenses	6,291	4,808
Total discontinued operations	(3,485)	(5,376)

Consolidated net operating income	87,141	85,809
Less: Net operating income of non same store properties	(1,094)	29
Less: Eliminations and non-property specific net operating income	(6,256)	(5,228)

Same Store net operating income	$79,791	$80,610

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS - YEAR
(unaudited and in thousands)

Of the 232 properties owned by the Company as of December 31, 2011, a total of 223 properties ("Same Store Properties") containing an aggregate of 22.2 million net rentable square feet were owned for the entire twelve month periods ended December 31, 2011 and 2010. Average occupancy for the Same Store Properties was 85.3% during 2011 and 86.7% during 2010. The following table sets forth revenue and expense information for the Same Store Properties:

	Twelve Months Ended December 31,
	2011	2010

Revenue
Rents	$422,154	$434,150
Tenant reimbursements	70,818	73,321
Termination fees	2,993	5,471
Other	3,093	2,703
	499,058	515,645

Operating expenses
Property operating expenses	160,370	166,110
Real estate taxes	49,805	49,639

Net operating income	$288,883	$299,896

Net operating income - percentage change over prior year	(3.7)%

Net operating income, excluding termination fees & other	$282,797	$291,722

Net operating income, excluding termination fees & other - percentage change over prior year	(3.1)%

Net operating income	$288,883	$299,896
Straight line rents	(15,840)	(11,152)
Above/below market rent amortization	(5,345)	(5,898)
Non-cash ground rent	2,018	1,647

Cash - Net operating income	$269,716	$284,493

Cash - Net operating income - percentage change over prior year	(5.2)%

Cash - Net operating income, excluding termination fees & other	$263,630	$276,319

Cash - Net operating income, excluding termination fees & other - percentage change over prior year	(4.6)%

The following table is a reconciliation of Net Income to Same Store net operating income:

	Twelve Months Ended December 31,
	2011	2010

Net loss	$(4,715)	$(17,606)
Add/(deduct):
Interest income	(1,813)	(3,222)
Historic tax credit transaction income	(12,026)	—
Interest expense	131,405	132,640
Deferred financing costs	4,991	3,770
Equity in income of real estate ventures	(3,775)	(5,305)
Depreciation and amortization	217,680	210,592
Loss on early extinguishment of debt	2,776	2,110
General & administrative expenses	24,602	23,306
Net gain on sale of interests in real estate	(2,791)	—
Net gain on sale of undepreciated real estate	(45)	—
Loss on real estate venture formation	222	—
Total discontinued operations	(8,517)	(13,670)

Consolidated net operating income	347,994	332,615
Less: Net operating income of non same store properties	(35,993)	(11,517)
Less: Eliminations and non-property specific net operating income (loss)	(23,118)	(21,202)

Same Store net operating income	$288,883	$299,896